Exhibit 99.1

MCI Announces Third Quarter 2004 Results

Revenue stabilizing in key business segments

Company expands IP product and services portfolio

Company records previously announced impairment charges, producing operating loss of $3.4 billion

Excluding impairment charges, operating income would have been $121 million

SG&A reduced five percent sequentially; 24 percent year-over-year

Cash totals $5.6 billion

ASHBURN, Va., November 4, 2004 – MCI, Inc. (NASDAQ: MCIP) today reported its operating results for the third quarter ended September 30, 2004.

Revenues in the quarter were $5.1 billion, a decline of three percent versus second quarter 2004 and 15 percent versus third quarter 2003.

Operating expenses declined significantly in the quarter, reflecting the progress of MCI’s cost reduction initiatives. Access costs fell to $2.6 billion, down 14 percent from third quarter 2003, while costs of products and services declined three percent.

MCI’s selling, general and administrative (SG&A) expenses were $1.2 billion in the third quarter, five percent lower than the second quarter 2004 and 24 percent lower than third quarter 2003.

Third quarter results include previously announced non-cash, pre-tax impairment charges of $3.5 billion that reduced the carrying value of intangible assets and property, plant and equipment. As a result, MCI reported an operating loss of $3.4 billion for the third quarter, compared to operating income of $77 million in third quarter 2003. Excluding the impairment charges, the Company would have realized operating income of $121 million.

The $3.5 billion in impairment charges reduced the carrying value of assets to reflect the overall industry environment, including recent regulatory decisions that impact the prospects for MCI’s consumer business.

Reported operating expenses also included severance of $12 million, and depreciation and amortization of $493 million. Depreciation and amortization expense declined from $602 million a year earlier. Excluding the impairment charges, operating income before depreciation, amortization and loss on disposal of property would have been $621 million in the third quarter, compared to $606 million in second quarter 2004.

“Our continued focus on operational execution produced solid improvements in the third quarter,” said Michael D. Capellas, MCI president and chief executive officer. “Going forward, our focus will be on delivering next-generation IP-based products and services, providing industry-leading service quality, and further improving our cost structure.”

During the quarter, MCI continued to deliver a steady stream of IP product innovations. For example, the company increased performance thresholds on its Internet service level agreements (SLAs), launched next-generation Ethernet capabilities, and rolled out its Managed Personal Firewall offering. The company also announced that MCI Advantage is one of the industry's first voice over Internet Protocol (VoIP) solutions to support 9-1-1 capabilities at fixed locations.

Company Results

($Millions)	Quarter Ended
	9/30/04	9/30/03

Revenue	5,076	5,969
Costs of sales and services	3,209	3,635
SG&A	1,246	1,647
Depreciation/amortization	493	602
Loss on property dispositions	7	8
Impairment Charges	3,513	---

Operating (loss) income	(3,392)	77

Segment Results

MCI has organized its operations in three distinct business units defined by their respective customer base: Enterprise Markets, U.S. Sales & Service, and International & Wholesale Markets. Following are the quarterly operating results of these business segments:

Enterprise Markets

Enterprise Markets, which includes the company’s most complex, high-end accounts in business and government, provides local to global business data, Internet, voice services and managed network services.

($Millions)	Quarter Ended
	9/30/04	9/30/03

Revenue	1,192	1,293

Costs of sales and services	719	779
SG&A	238	287
Depreciation/amortization	127	167
Loss on property dispositions	3	4
Impairment charges	870	---

Operating (loss) income	(765)	56

In the third quarter, Enterprise Markets generated $1.2 billion of revenue, which decreased by one percent sequentially, as volume gains almost offset the effects of price compression. Revenue declined eight percent compared to the third quarter of 2003. An operating loss of $765 million was recorded, inclusive of an $870 million impairment charge. Exclusive of the impairment, operating income would have been $105 million, up 24 percent sequentially and 88 percent compared to the third quarter of 2003.

During the quarter, MCI completed several significant new agreements with global accounts that included Allianz; Carlson Companies, Inc.; IBM/Diageo; HP; Kuehne Nagle; Mattel; Nestle USA and Pioneer.

For example, MCI in July completed a five-year $125 million agreement to continue to provide HP with services that include secure Internet remote access and enhanced contact center services. MCI is also helping HP fulfill strategic outsourcing needs for its business customers in North and South America through its MCI Services unit.

IBM contracted with MCI to provide a managed Private IP network solution for Diageo, linking its 281 locations in 53 countries. MCI's ability to help Diageo move from a frame relay to Private IP environment and MCI's recent MPLS network expansion will enable Diageo to evolve and expand its existing wide area network for the future.

U.S. Sales & Service (USS&S)

USS&S is comprised of Commercial Markets, which includes small, medium and large business customers; Mass Markets, which includes consumer and very small business customers; and Skytel.

($Millions)	Quarter Ended
	9/30/04	9/30/03

Revenue	2,238	2,691
Costs of sales and services	1,184	1,394
SG&A	726	980
Depreciation/amortization	227	218
Loss on property dispositions	2	1
Impairment charges	1,627	---

Operating (loss) income	(1,528)	98

In the third quarter, USS&S generated $2.2 billion of revenue, a decline of three percent sequentially and 17 percent versus third quarter 2003. Reflecting the impairment charges, the segment reported an operating loss of $1.5 billion. Exclusive of the $1.6 billion impairment charge, operating income would have been $99 million, up 21 percent sequentially and up one percent versus third quarter 2003.

Commercial Markets generated $960 million in revenue, a decline of six percent sequentially and 15 percent versus third quarter 2003.

During the quarter, Commercial Markets won significant new business, including agreements with Resun Leasing, O’Reilly Automotive, Hilex Poly Co. and Quintiles Transnational to deliver a wide range of IP-based solutions. Resun Leasing, for example, entered into a new, three-year, multi-million dollar agreement with MCI to replace Resun’s existing data and telecommunications infrastructure on a single converged network. MCI will provide Resun with Private IP and MCI Advantage to link Resun’s 32 site operations while completely managing and monitoring the company's network operations.

MCI customers continue to recognize the company’s commitment to customer satisfaction and recently honored it with a number of awards. For example, the American Automobile Association (AAA) recently presented MCI with its highest honor, the AAA Chairman's Choice Award, for its Voice Portal solution, and Quintiles Transnational, a leading healthcare services provider, presented MCI with its STAR award for exemplary service delivery of key voice and data services.

In the third quarter, Mass Markets generated revenue of $1.3 billion, a decline of one percent sequentially and 18 percent versus third quarter 2003.

International & Wholesale Markets

MCI’s International & Wholesale Markets segment serves Europe, Middle East and Africa (EMEA), Latin-America, Asia-Pacific and Wholesale.

($Millions)	Quarter Ended
	9/30/04	9/30/03

Revenue	1,646	1,985
Costs of sales and services	1,306	1,462
SG&A	282	380
Depreciation/amortization	139	217
Loss on property dispositions	2	3
Impairment charges	1,016	---

Operating loss	(1,099)	(77)

In the third quarter of 2004, International & Wholesale Markets generated $1.6 billion of revenue, a decline of three percent sequentially and 17 percent versus third quarter 2003. The operating loss in the third quarter reflected impairment charges of $1 billion. Exclusive of the impairment charges, the operating loss would have been $83 million.

International generated $918 million of revenue, an increase of six percent sequentially, reflecting volume gains that offset price compression, as well as favorable foreign exchange. Revenue declined two percent versus third quarter 2003. The Company is shifting its focus in the EMEA region to acquiring more pan-European and European-based global customers while de-emphasizing its reliance on wholesale and local voice.

Wholesale generated $728 million of revenue, a decline of 12 percent sequentially and 31 percent versus third quarter 2003, reflecting more selective participation in certain markets and tighter credit controls which are expected to improve margins and cash flow going forward.

Liquidity

On June 30, 2004, MCI’s cash and cash equivalents totaled $5.4 billion. During the third quarter the Company realized the remaining $350 million from the sale of its Embratel affiliate, paid approximately $129 million of bankruptcy claims, invested $234 million for capital expenditures and returned a capital distribution of $127 million to shareholders. On September 30, 2004, cash and cash equivalents totaled $5.6 billion.

Total debt of $5.9 billion included approximately $273 million of capitalized leases. MCI issued $5.7 billion of Senior Notes on April 20, 2004, which have not yet been rated by credit rating agencies. The Company has initiated discussions with the rating agencies and expects the process to be completed by the end of 2004.

Conference Call

Management will host a conference call to discuss today’s results at 8:30 a.m. EST. Investors are invited to access a live audio feed at the company’s website, www.mci.com. An audio archive of the call will be available at the website for 30 days.

About MCI

MCI, Inc. (NASDAQ: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to www.mci.com.

Forward-Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. Factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price compression; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the Securities and Exchange Commission, including its 10-K under “Risk Factors.”

This release references certain financial measures which are deemed to be non-GAAP. The Company believes that the inclusion of these measures is important because it provides readers of the report a better view of its operating results.

###

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine-Month Periods Ended September 30, 2004 and 2003
(In Millions, Except Per Share Data)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,

	2004	2003	2004	2003

Revenues	$5,076	$5,969	$15,716	$18,720
Operating expenses:
Access costs	2,580	2,989	8,156	9,067
Costs of services and products	629	646	1,915	2,084
Selling, general and administrative	1,246	1,647	4,174	4,843
Depreciation and amortization	493	602	1,583	1,720
Loss on property dispositions	7	8	—	14
Impairment charges related to property, plant and equipment	2,775	—	2,775	—
Impairment charges related to intangible assets	738	—	738	—

Total operating expenses	8,468	5,892	19,341	17,728
Operating (loss) income	(3,392)	77	(3,625)	992
Other (expense) income, net:

Interest expense (contractual interest of $601 and $1,824 for the three and
nine-month periods ended September 30, 2003, respectively)	(104)	(19)	(299)	(80)
Miscellaneous income, net	35	87	60	28
Reorganization items, net	—	(110)	—	(470)

(Loss) income from continuing operations before income taxes, minority interests
and cumulative effect of a change in accounting principle	(3,461)	35	(3,864)	470
Income tax (benefit) expense	(61)	80	(8)	252
Minority interests, net of tax	—	—	—	(6)

(Loss) income from continuing operations before cumulative effect of a change in
accounting principle	(3,400)	(45)	(3,856)	224

Net income (loss) from discontinued operations	2	(10)	(1)	(4)

(Loss) income before cumulative effect of a change in accounting principle	(3,398)	(55)	(3,857)	220
Cumulative effect of a change in accounting principle	—	—	—	(215)

Net (loss) income	$(3,398)	$(55)	$(3,857)	$5

Basic and diluted (loss) income per share:
Continuing operations	$(10.66)		$(12.00)
Discontinued operations	0.01		—

Loss per share	$(10.65)		$(12.00)

Basic and diluted shares used in calculation	319.1		321.4

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three-Month Periods Ended September 30, 2004 and June 30, 2004
(In Millions, Except Per Share Data)

	Successor Company

	Three-Month Period Ended

	September 30, 2004	June 30, 2004

Revenues	$5,076	$5,222
Operating expenses:
Access costs	2,580	2,674
Costs of services and products	629	624
Selling, general and administrative	1,246	1,318
Depreciation and amortization	493	569
Loss on property dispositions	7	—
Impairment charges related to property, plant and equipment	2,775	—
Impairment charges related to intangible assets	738	—

Total operating expenses	8,468	5,185
Operating (loss) income	(3,392)	37
Other (expense) income, net:
Interest expense	(104)	(95)
Miscellaneous income, net	35	17

Loss from continuing operations before income taxes	(3,461)	(41)
Income tax (benefit) expense	(61)	29
Loss from continuing operations	(3,400)	(70)
Net income (loss) from discontinued operations	2	(1)

Net loss	$(3,398)	$(71)

Basic and diluted (loss) income per share:
Continuing operations	$(10.66)	$(0.22)
Discontinued operations	0.01	—

Loss per share	$(10.65)	$(0.22)

Basic and diluted shares used in calculation	319.1	318.9

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2004 and December 31, 2003
(In Millions, Except Share Data)

	Successor Company

	As of September 30, 2004	As of December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$5,588	$6,178
Accounts receivable, net of allowance for doubtful accounts of $889
as of September 30, 2004 and $1,762 as of December 31, 2003	2,972	4,348
Deferred taxes	964	990
Other current assets	718	836
Assets held for sale	33	176

Total current assets	10,275	12,528
Property, plant and equipment, net	6,234	11,538
Intangible assets, net	1,076	2,085
Deferred taxes	1	608
Other assets	306	711

	$17,892	$27,470

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$880	$1,722
Accrued access costs	1,783	2,349
Current portion of long-term debt	35	330
Accrued interest	197	25
Other current liabilities	2,907	4,361
Liabilities of assets held for sale	28	23

Total current liabilities	5,830	8,810

Long-term debt, excluding current portion	5,903	7,117
Deferred taxes	1,096	1,207
Other liabilities	561	714
Commitments and contingencies
Minority interests	—	1,150
Shareholders’ equity:

MCI common stock, par value $0.01 per share; authorized: 3,000,000,000;
issued and outstanding 317,883,234 as of September 30, 2004 and
314,856,250 as of December 31, 2003	3	3
Additional paid-in capital	8,496	8,639
Deferred stock-based compensation	(131)	(170)
Accumulated deficit	(3,857)	—
Accumulated other comprehensive loss	(9)	—

Total shareholders’ equity	4,502	8,472

	$17,892	$27,470

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine-Month Periods Ended September 30, 2004 and 2003
(In Millions)

	Successor Company	Predecessor Company

	Nine-Month Period Ended September 30,

	2004	2003

OPERATING ACTIVITIES
Net (loss) income	$(3,857)	$5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,583	1,720
Charges related to impairment of property, plant and
equipment and intangible assets	3,513	—
Cumulative effect of a change in accounting principle	—	215
Minority interests, net of tax	—	(6)
Net realized gain on sale of investments	(5)	—
Bad debt provision	514	679
Loss on sale of property, plant and equipment	—	14
Gain on sale of assets held for sale	(9)	—
Deferred tax provision	(98)	3
Non-cash reorganization charges	—	312
Amortization of debt discount	114	—
Stock-based compensation expense	23	—
Loss (income) from equity investments	25	(8)
Other	(60)	181
Changes in assets and liabilities:
Accounts receivable	300	(206)
Other current assets	92	(42)
Non current assets	38	237
Accounts payable and accrued access costs	(787)	(353)
Other current liabilities	(991)	(54)
Other liabilities	29	(14)

Net cash provided by operating activities	424	2,683
INVESTING ACTIVITIES
Additions to property, plant and equipment	(650)	(379)
Proceeds from the sale of property, plant and equipment	39	247
Proceeds from the sale of non-core assets	581	—
Proceeds from the sale of investments	9	—
Cash paid for acquisitions, net of cash received	(13)	—

Net cash used in investing activities	(34)	(132)
FINANCING ACTIVITIES
Principal repayments on debt	(38)	(20)
Cash restricted for line of credit	(141)	—
Dividends paid on common stock	(127)	—
Other	(59)	149

Net cash (used in) provided by financing activities	(365)	129

Net change in cash and cash equivalents	25	2,680

Net change in cash and cash equivalents from discontinued operations	(615)	(9)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,178	2,820

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,588	$5,491

MCI, INC. AND SUBSIDIARIES
SEGMENT RESULTS
For the Three-Month Periods Ended September 30, 2004 and 2003 and June 30, 2004
(In Millions)

	Three-Month Period Ended September 30, 2004 (Successor Company)

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$454	$1,672	$990	$3,116
Data	577	383	347	1,307
Internet	161	183	309	653

Total revenues	1,192	2,238	1,646	5,076
Costs of sales and services	719	1,184	1,306	3,209
Selling, general and administrative expenses	238	726	282	1,246
Depreciation and amortization expenses	127	227	139	493
Loss on property dispositions	3	2	2	7
Impairment charges	870	1,627	1,016	3,513

Operating loss	$(765)	$(1,528)	$(1,099)	$(3,392)

	Three-Month Period Ended September 30, 2003 (Predecessor Company)

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$465	$2,034	$1,150	$3,649
Data	622	482	459	1,563
Internet	206	175	376	757

Total revenues	1,293	2,691	1,985	5,969
Costs of sales and services	779	1,394	1,462	3,635
Selling, general and administrative expenses	287	980	380	1,647
Depreciation and amortization expenses	167	218	217	602
Loss on property dispositions	4	1	3	8

Operating income (loss)	$56	$98	$(77)	$77

	Three-Month Period Ended June 30, 2004 (Successor Company)

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$461	$1,716	$1,014	$3,191
Data	579	420	370	1,369
Internet	167	183	312	662

Total revenues	1,207	2,319	1,696	5,222
Costs of sales and services	716	1,241	1,341	3,298
Selling, general and administrative expenses	262	767	289	1,318
Depreciation and amortization expenses	144	229	196	569

Operating income (loss)	$85	$82	$(130)	$37

MCI, INC. AND SUBSIDIARIES
SEGMENT RESULTS
For the Nine-Month Periods Ended September 30, 2004 and 2003
(In Millions)

	Nine-Month Period Ended September30, 2004 (Successor Company)

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$1,375	$5,180	$3,119	$9,674
Data	1,723	1,226	1,090	4,039
Internet	506	550	947	2,003

Total revenues	3,604	6,956	5,156	15,716
Costs of sales and services	2,215	3,770	4,086	10,071
Selling, general and administrative expenses	814	2,400	960	4,174
Depreciation and amortization expenses	404	660	519	1,583
Loss (gain) on property dispositions	1	(1)	—	—
Impairment charges	870	1,627	1,016	3,513

Operating loss	$(700)	$(1,500)	$(1,425)	$(3,625)

	Nine-Month Period Ended September 30, 2003 (Predecessor Company)

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$1,460	$6,481	$3,332	$11,273
Data	1,960	1,568	1,483	5,011
Internet	668	573	1,195	2,436

Total revenues	4,088	8,622	6,010	18,720
Costs of sales and services	2,412	4,375	4,364	11,151
Selling, general and administrative expenses	824	2,939	1,080	4,843
Depreciation and amortization expenses	480	626	614	1,720
Loss on property dispositions	8	4	2	14

Operating income (loss)	$364	$678	$(50)	$992